                                                                     EXHIBIT 4.1

                                $100,000,000(1)

                            MRV COMMUNICATIONS, INC.

                   5% Convertible Subordinated Notes Due 2003

                               PURCHASE AGREEMENT

                                                                   June 23, 1998

PRUDENTIAL SECURITIES INCORPORATED
BEAR, STEARNS & CO. INC.
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York 10292

Dear Sirs:

        MRV Communications, Inc., a Delaware corporation (the "Company"), confirms its agreement with the several initial purchasers named in Schedule I hereto (collectively, the "Initial Purchasers"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, subject to the terms and conditions contained in this Agreement, of an aggregate of $100,000,000 principal amount of 5% Convertible Subordinated Notes Due 2003 (the "Notes"), convertible into common stock, par value $.0034 per share ("Common Stock"), of the Company (the "Firm Securities") and, if requested by the Initial Purchasers, up to an aggregate of $15,000,000 additional principal amount of Notes (the "Option Securities"). The Firm Securities and the Option Securities are herein collectively referred to as the "Securities."

1.      Securities.

        The Securities will be offered and sold without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom. The Company understands that the Initial Purchasers will resell a portion of the Securities (the "Rule 144A Securities") inside the United States to qualified institutional buyers ("QIBs") in reliance on Rule 144A ("Rule 144A") under the Securities Act and the remaining Securities, if any (the "Regulation S Securities"), outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S"). The Rule 144A Securities will initially be issued in the form of a single, permanent global certificate (the "Rule 144A Global Security"). The Regulation
S

--------

        (1) Plus an option to purchase from the Company up to an aggregate of $15,000,000 additional aggregate principal amount to cover over-allotments.


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Securities, if any, will initially be issued in the form of a single, permanent global certificate (the "Regulation S Global Security," and together with the Rule 144A Global Securities, the "Global Securities"). It is also understood and acknowledged that holders (including subsequent transferees) of the Securities and, if such Securities are subsequently converted into shares of Common Stock that are restricted for purposes of Rule 144 under the Securities Act ("Restricted Securities"), the holders of Restricted Securities will have the registration rights set forth in the Registration Agreement to be dated the date hereof, reflecting the terms set forth in the Offering Memorandum (as hereinafter defined) and other customary matters (the "Registration Agreement"), for so long as the Securities or any Restricted Securities constitute "Transfer Restricted Securities" (as defined in the Registration Agreement). Pursuant to the Registration Agreement, the Company will agree, subject to the terms and conditions set forth therein, (i) to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 or Form S-3 under the Securities Act relating to the resale of the Securities and the Transfer Restricted Securities by certain holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Securities Act (the "Shelf Registration Statement") and (ii) to use its best efforts to cause such Shelf Registration Statement to be declared and to remain effective.

2.      Representations and Warranties of the Company.

        The Company represents and warrants to, and agrees with, the Initial Purchasers that:

               (a) A preliminary offering memorandum dated June 4, 1998 and an offering memorandum dated June 23, 1998 have been prepared by the Company in connection with the offering of the Securities (the preliminary offering memorandum being hereinafter referred to as the "Preliminary Offering Memorandum" and the offering memorandum being hereinafter referred to as the "Offering Memorandum"; any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include the Additional Company Information (as defined in Section 5(c)), if any). The Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (a) do not apply to statements or omissions made in the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser specifically for use therein or, in the case of the Preliminary Offering Memorandum, information omitted therefrom with respect to the offering price, the amount of proceeds, conversion and interest rates of the Securities and other items dependent on the offering price, and with respect to the delivery date and terms of the Securities dependent upon the offering date.

               (b) When the Securities are issued and delivered pursuant to this Agreement, (i) such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated


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inter-dealer quotation system; (ii) the Company will be subject to Section 13 or
15(d) of the Exchange Act; (iii) the Company is not an investment company or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"); (iv) neither the Company nor any affiliate (as defined in Rule 501(b) under the Securities Act) of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities or the Common Stock issuable upon conversion of the Securities (the "Conversion Securities") under the Securities Act; and (v) neither the Company nor any person acting on its behalf (other than the Initial Purchasers) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or, with respect to Securities sold in reliance on Rule 903 ("Rule 903") under the Securities Act, in any directed selling efforts within the meaning of Rule 903 with respect to the Securities and each of them has complied and will comply with the offering restrictions requirement of Regulation S.

               (c) Based on the Initial Purchasers' representations and warranties in Section 4 and compliance by the Initial Purchasers with their covenants in Section 4, it is not necessary in connection with (i) the offer, sale and delivery of the Securities in the manner contemplated by the Offering Memorandum and this Agreement or (ii) the issuance and delivery of the Common Stock, to register the Securities or any Conversion Securities under the Securities Act. The Indenture, dated as of June 26, 1998 (the "Indenture"), between the Company and America Stock Transfer & Trust Company (the "Trustee") meets the requirements for an indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

               (d) The Company is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of their respective jurisdictions. The Company and each of its subsidiaries are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole. The Company's only significant subsidiaries, within the meaning of Rule 405 under the Securities Act, are NBase Communications, Ltd., an Israeli corporation ("NBase Israel"), and Xyplex Inc., a Massachusetts corporation ("Xyplex").

               (e) The Company and each of its subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Offering Memorandum; and the Company has full power (corporate and other) to execute and deliver this Agreement and the Registration Agreement and the Indenture (the "Other Company


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Agreements") and to carry out all the terms and provisions hereof and thereof to be carried out by it.

               (f) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and (except for minority positions in the shares of capital stock of EDSLAN SRL (EDS), RDS, Technonet) are owned of record and beneficially by the Company, directly or indirectly through one or more of the subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims; except as described in the Offering Memorandum there are not any outstanding rights, warrants or options to acquire any shares of capital stock of the Company or any subsidiary, other than employee stock options granted since March 31, 1998 in accordance with ordinary Company practice; and none of the shares of the Company or any subsidiary was issued in violation of the rights or other rights to subscribe for or purchase securities, including preemptive rights or other rights to subscribe for or purchase securities, of any stockholders of the Company or any subsidiary.

               (g) The Company has an authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization." The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the issuance of all outstanding shares of Common Stock is not and may not be void or voidable, including being voidable by virtue of any statutory right of preemption or other rights to subscribe for or purchase securities; the holders of the outstanding shares of Common Stock are not entitled to preemptive or other rights to acquire any Securities or Conversion Securities or other securities as a result of the transactions contemplated hereunder (which shall include the issuance and sale of the Securities and the Conversion Securities); the Conversion Securities are freely issuable by the Company upon conversion of the Securities and, other than as described in the Offering Memorandum, there are no restrictions on the ownership or subsequent transfers of the Conversion Securities. Conversion Securities have been duly authorized and reserved for issuance upon such conversion of the Securities and, when they are issued and delivered upon conversion of the Securities in accordance with the terms thereof and the Indenture, will be validly issued, fully paid and not subject to calls for additional payments of any kind; and the Common Stock conforms to the description thereof contained in the Offering Memorandum.

               (h) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, the Indenture will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (i) The execution and delivery of this Agreement and the Registration Agreement have been duly authorized by the Company; this Agreement has been duly executed and delivered by the Company, and this Agreement is, and upon execution and delivery of the Registration Agreement


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such agreement will be, the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

               (j) The Securities have been duly authorized by the Company and when duly executed by the Company and authenticated by the Trustee and issued and delivered by the Company in accordance with the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as enforcement thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities are entitled to the benefits provided by the Indenture.

               (k) The consolidated financial statements of the Company and its consolidated subsidiaries included in the Offering Memorandum fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial and Operating Data" in the Offering Memorandum fairly present, on the basis stated in the Offering Memorandum, the information included therein.

               (l) Each of Arthur Andersen LLP, Ernst & Young LLP and Coopers & Lybrand L.L.P., who have certified certain financial statements and delivered their respective reports with respect to the audited financial statements included in the Offering Memorandum, are independent public accountants within the meaning of the Securities Act, the Exchange Act and the applicable rules and regulations thereunder.

               (m) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that (i) would affect the offering, issuance sale or marketability of the Securities or the Conversion Securities or in any manner draw into question the validity of this Agreement or any of the Other Company Agreements or any of the transactions contemplated herein or therein, or (ii) is of a character that would be required to be disclosed in a registration statement on Form S-1 or the related prospectus relating to the offer and sale of the Securities and which is not described in the Offering Memorandum, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties.


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               (n) There are no contracts or other documents of a character that would be required to be described in a registration statement on Form S-1 or the related prospectus relating to the offer and sale of the Securities which are not described in the Offering Memorandum; except as otherwise described in the Offering Memorandum, all contracts and other documents described in the Offering Memorandum are in full force and effect; there are no statutes that would be required to be described in a registration statement on Form S-1 or the related prospectus relating to the offer and sale of the Securities that are not described as would be so required; and no relationship, direct or indirect, exists between the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which would be required by the Securities Act, the Trust Indenture Act or the rules and regulations of the Commission under the Securities Act or the Trust Indenture Act to be described in a registration statement on Form S-1 or the related prospectus relating to the offer and sale of the Securities which is not adequately described in the Offering Memorandum.

               (o) The offering, sale, issuance and delivery of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, compliance by the Company with the provisions of this Agreement and the Other Company Agreements, and the consummation of the transactions herein and therein contemplated (including the issuance and delivery of the Conversion Securities) do not (i) require any authorization, approval, consent, order of, license of, registration, filing or qualification of or with any governmental authority of the United States, except (w) such as have been obtained, (x) such as may be required under state securities or blue sky laws (y) such as may be required in connection with the Shelf Registration Statement and (z) such as may be required to list the Conversion Securities, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (w) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or (y) the charter documents or bylaws of the Company or any of its subsidiaries, or (z) any statute or other provision of law or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

               (p) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or to facilitate the sale or resale of the Securities or the Common Stock or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or the Common Stock, or
(B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

               (q) Subsequent to the date as of which information is given in the Offering Memorandum, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has


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not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Offering Memorandum.

               (r) Each of the Company and each of its subsidiaries has good and marketable title in fee simple to all items of real property and title to all personal property described in the Offering Memorandum as being owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of any such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary and any real property and buildings held under lease by the Company or such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary in each case, other than those arising pursuant to loan agreements and other obligations described in the Offering Memorandum.

               (s) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened against any of them that could result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries.

               (t) Each of the Company and each of its subsidiaries owns or possesses adequate patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, "Intellectual Property") necessary to carry on the business it now operates, and, except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of (i) any claim, action or demand of any person in the United States or elsewhere or any proceeding in the United States or elsewhere, pending or threatened, that (A) challenges the ownership interests of the Company or any of its subsidiaries in any of the Intellectual Property or (B) alleges that any product or service of the Company or any of its subsidiaries infringes or misappropriates the Intellectual Property rights of others, which claim, action, demand or proceeding (including without limitation infringement, misappropriation and unfair competition), if the subject of any unfavorable decision, ruling or finding, or invalidity or inadequacy could reasonably be expected to have, in the aggregate with all other such claims, actions, demands and proceedings, a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries or (ii) any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein.

               (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such


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subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth, or results of operations of the Company and its subsidiaries.

               (v) No "significant subsidiary," as defined in the regulations promulgated pursuant to the Securities Act, of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except for customary lease assignment provisions and as generally referred to in or contemplated by the Offering Memorandum.

               (w) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Offering Memorandum.

               (x) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

               (y) Neither the Company nor any of its subsidiaries is in violation of any federal, state or foreign law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic material and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal, state and foreign occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole.


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               (z) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

               (aa) Except for the shares of capital stock of each of the subsidiaries owned by the Company and such subsidiaries or as otherwise described in the Offering Memorandum, the shares and warrants of New Access Communications, Inc., a Delaware corporation, if any, the shares of SEICOM, and except for an immaterial amount of shares, if any, of publicly held companies, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

               (bb) There are no holders of securities of the Company, who, by reason of the filing of the Shelf Registration Statement contemplated under the Registration Agreement, will have the right to request the Company to register under the Securities Act, or to include in the Shelf Registration Statement, any securities held by them, other than Intel Corporation.

               (cc) The Common Stock currently outstanding is included for quotation in The Nasdaq National Market.

               (dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (ee) Neither the Company nor any of its subsidiaries is in default, or has any knowledge of any event that has occurred which, with notice or lapse or time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse effect on the property, business or operations of the Company and its subsidiaries, taken as a whole.

3.      Purchase Sale and Delivery of the Securities.

               (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest from June 26, 1998, if any, to the Firm Closing Date (as defined), the number


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of Firm Securities set forth opposite the name of such Initial Purchaser in
Schedule 1 hereto. The Firm Securities to be delivered shall be delivered by the Company in the form of one or more Global Securities delivered on behalf of the Company to the Depositary Trust Company ("DTC"), and registered in the name of Cede & Co., as DTC's nominee, for the account of the Initial Purchasers, against payment by wire transfer on the Firm Closing Date to the Company by or on behalf of the Initial Purchasers of the purchase price therefor in immediately available funds. Such payment for the Firm Securities shall be made at the offices of Freshman, Marantz, Orlanski, Cooper & Klein, Eighth Floor, East Tower, 9100 Wilshire Boulevard, Beverly Hills, California 90212, at 9:30 A.M., Los Angeles time, on June 26, 1998, or at such other place, time or date as the Initial Purchasers and the Company may agree upon or as the Initial Purchasers may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date." The Company will make such certificate or certificates for the Firm Securities available for checking and packaging by the Initial Purchasers at the offices in New York, New York of the Trustee at least 24 hours prior to the Firm Closing Date.

               (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Offering Memorandum, the Company hereby grants to the several Initial Purchasers an option to purchase, up to $15,000,000 aggregate principal amount of Option Securities. The purchase price to be paid for any Option Securities shall be 97% of the principal amount thereof, plus accrued interest from June 26, 1998, if any, to the Option Closing Date (as defined). The option granted hereby may be exercised as to all or any part of the Option Securities from time to time within 30 days after the date of the Offering Memorandum (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Initial Purchasers shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Initial Purchasers may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate principal amount of Option Securities as to which the Initial Purchasers is then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Initial Purchasers, but shall not be earlier than two business days or later than seven business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Initial Purchasers and the Company may agree upon or as the Initial Purchasers may determine pursuant to Section 9 hereof, is herein called the "Option Closing Date" with respect to such Option Securities. Upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Initial Purchasers, and, subject to the terms and conditions herein set forth, the Initial Purchasers shall become obligated, severally and not jointly, to purchase from the Company, the same percentage of the total principal amount of the Option Securities as to which the several Initial Purchasers are then exercising the option as such Initial Purchaser is obligated to purchase of the aggregate principal amount of Firm Securities. If the option is exercised as to all or any portion of the Option Securities, one or more Global Securities representing such Option Securities shall be delivered by the Company on behalf of the Initial Purchasers to DTC and registered in the name of Cede & Co., as DTC's nominee, against payment


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for such Option Securities, on the related Option Closing Date in the manner, and upon the terms and conditions set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Securities and Option Closing Date, respectively.

               (c) It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities in exchange therefor, in substitution thereof or upon conversion thereof), shall bear a legend to the following effect:

        THE SECURITIES EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON THEIR CONVERSION HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") ACQUIRING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 (A)
(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

        CONVERSION OF THIS SECURITY IS SUBJECT TO CERTIFICATION AND OTHER REQUIREMENTS, AND ANY COMMON STOCK ISSUED ON SUCH CONVERSION WILL BE SUBJECT TO THE TRANSFER RESTRICTIONS REFERRED TO ABOVE.

4.      Offering by the Initial Purchasers.

               (a) Each Initial Purchaser, severally and not jointly, represents and warrants that it is a "qualified institutional buyer" within the meaning of Rule 144A.

               (b) Each Initial Purchaser, severally and not jointly, acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the benefit of, United States persons except pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that it has offered the Securities, and will offer and sell the Securities, only: (i) inside the United States to persons whom it reasonably believes are "qualified institutional buyers" in accordance with Rule 144A or (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States in accordance with Regulation S under the Securities Act. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that, with respect to Securities offered or sold in reliance on Regulation S, (i) neither it nor its affiliates nor any person acting on its behalf has engaged or will engage in any directed selling efforts in the United States within the meaning of Regulation S with respect to the Securities, (ii) such Initial Purchasers, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside of the United States and (iii) with respect to resales by such Initial Purchaser made in reliance on Regulation S, to deliver either with the confirmation of such resale by such Initial Purchaser or otherwise prior to settlement of such resale a notice substantially to the following effect: "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons
(i) as part of the distribution thereof at any time or (ii) otherwise until one year after the later of the date of the commencement of the offering and the latest closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meaning given them by Regulation S."

               (c) Each Initial Purchaser, severally and not jointly, represents and agrees that (i) it has not offered or sold and, prior to the date six months after the latest Closing Date, will not offer or sell, directly or indirectly, any Securities in the United Kingdom by means of any document other than to persons whose ordinary business it is to buy or sell shares or notes, whether as principal or agent, for the purposes of their business or otherwise in circumstances which have not resulted in or will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, including any stabilization activities as referred to in the Offering Memorandum, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or to a person to whom the document may otherwise lawfully be issued or passed on.

               (d) Each Initial Purchaser, severally and not jointly, agrees that it will not offer or sell the Securities purchased from the Company hereunder by means of any form of general solicitation or general advertising. (It is understood, however, that such limitation shall not preclude the Initial Purchasers from placing any tombstone announcement with respect to the resale by the Initial Purchasers of the Securities outside the United States, provided that such announcement does not constitute directed selling efforts within the meaning of Regulation S, or, following one year after the later of the commencement of the offering and the latest Closing Date, inside the United States.) Each Initial Purchaser, severally and not jointly, agrees, with respect to resales made in reliance on

Rule 144A, other than through the National Association of Securities Dealers, Inc. Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market, of any of the Securities purchased from the Company hereunder, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

               (e) Each Initial Purchaser, severally and not jointly, agrees that, during the one year "distribution compliance period" (within the meaning of Regulation S), it will hold the Regulation S Global Security as provided in the Offering Memorandum and, in connection therewith, it will not (i) effect transfers of interests in the Regulation S Global Security unless such transfers are made to QIBs or (ii) effect transfers of interests in the Regulation S Global Security (x) by any "dealer" or person "receiving a selling concession, fee or other remuneration" (within the meaning of Regulation S) (y) within the United States (within the meaning of Regulation S) or (z) to a U.S. person or for the account or benefit of a U.S. person (within the meaning of Rule 902(o) under the Securities Act).

               (f) Each Initial Purchaser, severally and not jointly, understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law.

5.      Covenants of the Company.

        The Company covenants and agrees with the Initial Purchasers that:

               (a) If, at any time prior to the completion of the sale of the Securities by the Initial Purchasers to purchasers, any event occurs as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at such time to amend or supplement the Offering Memorandum to comply with any applicable law, the Company will promptly prepare an amendment or supplement which will correct such statement or omission or effect such compliance (except that in case the Initial Purchasers is required to deliver an offering memorandum under applicable law in connection with the offer or sale of Securities at any time more than nine months after the Firm Closing Date, the cost of such preparation and furnishing of such amended or supplemented offering memorandum shall be borne by the Initial Purchasers), and the Company will not effect any amendment or supplement to the Offering Memorandum of which the Initial Purchaser shall not have previously been advised or to which it shall have previously objected without the consent of the Initial Purchasers, which consent will not be unreasonably withheld. Neither your consent to, nor the delivery by the Initial Purchasers of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 7.

               (b) The Company will arrange for the qualification of the Securities and the Conversion Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, provided, however, that in connection therewith the Company shall not be required to qualify to conduct business as a foreign corporation or to execute a general consent to service of process in any jurisdiction. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

               (c) The Company will, without charge, provide to the Initial Purchasers as many copies of each Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto as the Initial Purchasers and its counsel may reasonably request; without limiting the application of this sentence, the Company, not later than (1) 6:00 PM, New York City time, on the date of determination of the offering price, if such determination occurred at or prior to 10:00 AM, New York City time, on such date or (2) 2:00 PM, New York City time, on the business day following the date of determination of the offering price, if such determination occurred after 10:00 AM, New York City time, on such date, will deliver to the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendment or supplement thereto as the Initial Purchasers may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date. In addition, the Company will furnish to the Initial Purchasers, on the date hereof, five copies of the independent auditors' reports included in the Offering Memorandum signed by the auditors rendering such report. If, at any time prior to three years after the later of the Firm Closing Date and the Option Closing Date and at a time when any of the Securities, the Global Securities or the Conversion Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Company will furnish, as soon as available, to the Initial Purchasers or to any holder of the Securities, or the Conversion Securities, copies of the information required to be delivered to holders and prospective purchasers of the Securities, the Global Securities or the Conversion Securities pursuant to Rule 144A(d)(4) to permit compliance with Rule 144A in connection with resales of the Securities, the Global Securities or the Conversion Securities (the "Additional Company Information").

               (d) During the period of three years after the later of the Firm Closing Date and the Option Closing Date or until the effectiveness of the Shelf Registration Statement to be filed by the Company with the Commission pursuant to the Registration Agreement, the Company will, upon request, furnish to the Initial Purchasers and any holder of Securities or Conversion Securities a copy of the restrictions on transfer applicable to such Securities or Conversion Securities.

               (e) The Company will not, and will not permit any of its subsidiaries to, resell any Securities or Conversion Securities which have been acquired by any of them during the period of three years after the later of the Firm Closing Date and the Option Closing Date and which constitute "restricted securities" under Rule 144, otherwise than pursuant to an effective registration statement under the Securities Act.

               (f) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Offering Memorandum.

               (g) The Company will not, directly or indirectly, without the prior written consent of Prudential Securities Incorporated, on behalf of the Initial Purchasers, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock, for a period until 90 days after the date hereof (the "Lock-Up Period"), except
(i) pursuant to this Agreement, (ii) upon the conversion of the Securities,
(iii) grants of employee stock options in accordance with ordinary Company practice and issuances pursuant to the exercise of employee stock options outstanding on the date hereof, (iv) upon the proper exercise of any options or warrants outstanding as of March 31, 1998 or (v) warrants to purchase up to 300,000 shares of Common Stock at a price of $35.00 per share, which warrants may be issued in connection with an acquisition of another company, or its assets. The Company will obtain the agreements described in Section 7(i) hereof prior to the Firm Closing Date.

               (h) Except following the effectiveness of the Shelf Registration Statement, neither the Company nor any subsidiary of the Company will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in a manner which would result in the proposed sale of the Securities in accordance with this Agreement and the Offering Memorandum failing to be exempt from the registration requirements of the Securities Act or take any other action that would have required the registration of the resale by the Initial Purchasers of the Securities under the Securities Act.

               (i) The Company will not, and will not permit any of its affiliates (as defined in Rule 501(b) under the Securities Act) to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security could be integrated with sale of the Securities or Conversion Securities in a manner which would require the registration of the Securities or Conversion Securities under the Securities Act.

               (j) The Company shall use its best efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through DTC, Cedel and Euroclear.

               (k) So long as any of the Securities are outstanding, the Company will furnish to the Initial Purchasers, as soon as practicable after the end of the fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as the Initial Purchasers may reasonably request.

               (l) The Company will at all times reserve and keep available, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon conversion of the Securities.

               (m) The Company will use its best efforts to include for quotation, subject to notice of issuance, Conversion Securities on The Nasdaq National Market on or prior to the effective date of the Shelf Registration Statement.

6.      Expenses.

        The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 10 hereof, including all costs and expenses (i) incident to the preparation and delivery of the Securities in global and definitive forms, the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers, but not including the fees and disbursements of counsel to the Initial Purchasers except with respect to any Preliminary and Supplemental Blue Sky Memoranda, as provided in (iv) below; (ii) of the Company's counsel and accountants and listing agents in connection with the issuing and listing of the Securities, (iii) incurred in connection with the approval of the Securities for trading in the PORTAL market and the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including all counsel fees), (iv) in connection with the preparation, printing (including word processing and duplication costs) and delivery of this Agreement, the Other Company Agreements and any Preliminary and Supplemental Blue Sky Memoranda, including mailing and shipping, (v) the fees and expenses of the Trustee, any successor Trustee and any agent of any Trustee; and (vi) any "road show" meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Initial Purchasers to be paid for by the Initial Purchasers). If the sale of the Securities provided for herein is not consummated because this Agreement is terminated pursuant to Section 11(a)(i) or 11(a)(ii) hereof or because of any failure, refusal or inability on the part of the Company to perform and satisfy any of the conditions set forth in Sections 7(a), 7(b), 7(c), 7(d), 7(f), 7(g), 7(h), 7(i), 7(l) or 7(m), other than by reason of a default by the Initial Purchasers, the Company will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to the Initial Purchasers for the loss of anticipated profits from the transactions covered by this Agreement.

7.      Conditions of the Obligations of the Initial Purchasers.

        The obligations of the several Initial Purchasers to purchase and pay for the Firm Securities shall be subject, in the sole discretion of the Initial Purchasers, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the certifications, representations and warranties of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its respective covenants and agreements hereunder and to the following additional conditions:

               (a) Subsequent to the execution and delivery of this Agreement,
(i) no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated and no stop order suspending the sale of the Securities in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated; (ii) the Initial Purchasers shall not have discovered or disclosed to the Company that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of fact which, in the Initial Purchasers' opinion, is material or fails to state a fact which is material or is necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; or (iii) there shall not have occurred any invalidation of Rule 144A or Regulation S under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair its ability to purchase, hold or effect resales of the Securities as contemplated hereby.

               (b) The Initial Purchasers shall have received an opinion, dated the Firm Closing Date, of Freshman, Marantz, Orlanski, Cooper & Klein, counsel for the Company, to the effect that:

                (i) The Company and NBase Xyplex, Inc., a Delaware corporation ("NBase Xyplex"), each is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company and NBase Xyplex each is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all United States jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole;

                (ii) The Company and NBase Xyplex each has all requisite corporate power, to own or lease its properties and conduct its business as described in the Offering Memorandum, and the Company has all requisite corporate power to enter into this Agreement and the other Company Agreements and to carry out all the terms and provisions hereof and thereof;

                (iii) The authorized, issued and outstanding capital stock of the Company as of March 31, 1998 is as set forth in the Offering Memorandum under the caption "Capitalization," the Common Stock conforms in all material respects to the description thereof contained in the Offering Memorandum;

                (iv) To the knowledge of such counsel, except for the Securities and as described in the Offering Memorandum, there are no outstanding rights, warrants or options to acquire any capital stock of the Company or any subsidiary;

                (v) To the knowledge of such counsel, other than rights pursuant to the Registration Agreement, no holders of securities other than Intel Corporation of the Company are entitled to have such securities registered under the Securities Act as a result of the issuance and sale of the Securities hereunder or as a result of the Company filing the Shelf Registration Statement pursuant to the terms of the Registration Agreement;

                (vi) The Indenture has been duly authorized, executed and delivered by the Company; assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder; and it is not legally required in connection with the offer, sale and delivery of the Securities to the Initial Purchasers or in connection with the initial resales of the Securities delivered on the Closing Date by the Company to the Initial Purchasers, in each case in the manner contemplated by this Agreement and the Offering Memorandum, to qualify the Indenture under the TIA;

                (vii) The Securities have been duly authorized, executed and delivered by the Company and, assuming they have been duly authenticated by the Trustee in accordance with the terms of the Indenture, upon delivery of the Securities in accordance with the Indenture, the Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and the Securities conform in all material respects to the descriptions thereof contained in the Offering Memorandum and are entitled to the benefits provided by the Indenture;

                (viii)The shares of Common Stock to be issued upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion of the

        Securities and, when they are issued and delivered upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights;

                (ix) The statements under the captions "Description of Notes," "Description of Capital Stock," "Management," "Certain Federal Income Tax Considerations" and "Notice to Investors" in the Offering Memorandum insofar as such statements constitute a general summary of matters of United States law or of documents referred to therein have been reviewed by such counsel and are correct in all material respects;

                (x) This Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

                (xi) To the knowledge of such counsel, no legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject, that (i) would affect the subject matter of this Agreement or any Other Company Agreement or any of the transactions contemplated herein or therein, or (ii) is of a character that would be required to be disclosed in a registration statement on Form S-1 or the related prospectus relating to the offer and sale of the Securities, and, to the knowledge of such counsel, no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties;

                (xii) To the knowledge of such counsel, there are no contracts or other documents of a character that would be required to be described in Part I of a registration statement on Form S-1 or the related prospectus relating to the offer and sale of the Securities which are not described in the Offering Memorandum;

                (xiii) The offering, sale, issuance and delivery of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, compliance by the Company with the provisions of this Agreement and of the Other Company Agreements, and the consummation of the transactions herein and therein contemplated (including the issuance and delivery of the Conversion Securities) do not (A) require any authorization, approval, consent, order of, license of, registration, filing or qualification of or with any governmental authority of the United States, except such as may be required under state securities or blue sky laws (and, in the case of compliance with the Registration Agreement, the filing of the Shelf Registration Statement (as defined therein) and the registration thereunder of the Securities and the Common Stock to be issued upon conversion of the Securities under the Securities Act), or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under,
        (i) any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company or NBase

        Xyplex is a party or by which the Company or NBase Xyplex or any of their respective properties are bound, or (ii) the charter documents or bylaws of any of the Company or NBase Xyplex, or (iii) any statute or regulation of United States, the State of California or the State of New York or the General Corporation Law of the State of Delaware or any judgment, decree or order of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of its subsidiaries, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, and would not adversely affect the ability of the Company to perform its obligations under this Agreement and the Other Company Agreements;

                (xiv) The Company is not and, after giving effect to the offering and sale of the securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be, an "investment company", within the meaning of the Investment Company Act; and

                (xv) Assuming the accuracy of the representations and warranties and compliance with the agreements of the Company and the Initial Purchasers herein and referred to under the captions "Plan of Distribution" and "Notice to Investors" in the Offering Memorandum, in connection with (A) the offer, sale and delivery of the Securities on the Closing Date by the Company to the Initial Purchasers pursuant to this Agreement, (B) the initial resale of the Securities delivered on the Closing Date by the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum, or (C) the issuance and delivery of the Conversion Securities in the manner contemplated by the Indenture, it is not legally required to register the Securities or any Conversion Securities under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Securities or Conversion Securities.

        Such counsel shall state that they have participated in conferences with representatives of the Company, representatives of the independent public accountants for the Company and the Initial Purchasers and their counsel, at which conferences the contents of the Offering Memorandum, each amendment thereof (if any) and supplement thereto (if any) and related matters were discussed, and, although such counsel is not passing upon and assumes no responsibility for the accuracy, fairness or completeness of the Offering Memorandum, any amendment thereof or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum or any amendment thereof, if any, or supplement thereto, if any (other than the financial statements and related notes and schedules and other financial data included therein, as to which such counsel need express no belief) contains, as of the date thereof and as of the Firm Closing Date or the Option Closing Date, as the case may be, any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        In rendering any such opinion, such counsel may (i) rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and (ii) assume that the laws of the State of New York will have the same effect as the laws of the State of California.

               (c) The Initial Purchasers shall have received the opinion, dated the Firm Closing Date, of Eckhouse, Talmor, Shilo & Dichno, counsel for NBase Israel, to the effect that:

                (i) NBase Israel is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Israel. NBase Israel is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole;

                (ii) NBase Israel has full corporate power, to own or lease its properties and conduct its business as described in the Offering Memorandum;

                (iii) The issued shares of capital stock of NBase Israel have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company. The issued shares of capital stock of NBase Israel are, to the knowledge of such counsel, free and clear of any perfected security interests or any other security interests, liens, encumbrances, equities or claims; and, to the knowledge of such counsel, there are no outstanding rights, warrants or options to acquire any capital stock of NBase Israel;

                (iv) To the knowledge of such counsel, no legal or governmental proceedings are pending to which NBase Israel is a party or to which the property of NBase is subject, that (i) would affect the subject matter of this Agreement or any Other Company Agreement or any of the transactions contemplated herein or therein, or (ii) is of a character that would be required to be disclosed in a registration statement on Form S-1 or the related prospectus relating to the offer and sale of the Securities, and no such proceedings have been threatened against NBase Israel or with respect to any of its properties;

                (v) To the knowledge of such counsel, there are no contracts or other documents of a character of NBase Israel that would be required to be described in Part I of a registration statement on Form S-1 or the related prospectus relating to the offer and sale of the Securities which are not described in the Offering Memorandum;

                (vi) The offering, sale, issuance and delivery of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, compliance by the Company with the provisions of this Agreement and of the Other Company Agreements, and the consummation of the transactions herein and therein contemplated (including the issuance and delivery of the Conversion Securities) do not (A) require any authorization, approval, consent, order of, license of, registration, filing or qualification of or with any governmental authority of the State of Israel, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under,
        (i) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which NBase Israel is a party or by which NBase Israel or any of its properties are bound, or (ii) the charter documents or bylaws of NBase Israel, or (iii) any statute or regulation of the State of Israel or any judgment, decree or order of any court or other governmental authority or any arbitrator known to such counsel and applicable to NBase Israel, with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, and would not adversely affect the ability of the Company to perform its obligations under this Agreement and the Other Company Agreements.

               (d) The Initial Purchasers shall have received the opinion, dated the Firm Closing Date, of Warner & Stackpole LLP, counsel to Xyplex, to the effect that:

                (i) Xyplex is a corporation duly organized and validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts. Xyplex is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole;

                (ii) Xyplex has full corporate power, to own or lease its properties and conduct its business as described in the Offering Memorandum;

                (iii) The issued shares of capital stock of Xyplex have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company. The issued shares of capital stock of Xyplex are, to the knowledge of such counsel, free and clear of any perfected security interests or any other security interests, liens, encumbrances, equities or claims; and, to the knowledge of such counsel, there are no outstanding rights, warrants or options to acquire any capital stock of vXyplex.

               (e) The Initial Purchasers shall have received an opinion, dated the Firm Closing Date, of Andrews & Kurth L.L.P., counsel for the Initial Purchasers, with respect to the issuance and sale of the Firm Securities, the Offering Memorandum, and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

               (f) The Initial Purchasers shall have received from Arthur Andersen, LLP a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Initial Purchasers, that:

                (i) they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder;

                (ii) in their opinion, the audited financial statements and schedules and pro forma financial statements of the Company included in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

                (iii) on the basis of their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited financial statements of the Company included or incorporated by reference in the Offering Memorandum, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the stockholders, the board of directors and any committees thereof of the Company, officials of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements of the Company
                included or incorporated by reference in the Offering Memorandum do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum; or

                    (B) at a specific date not more than five business days
                prior to the date of such letter, there was any change in long-term debt of the Company or any decreases in net current assets or stockholders' equity of the Company, in each case compared with amounts shown on the March 31, 1998 consolidated balance sheet included in the Offering Memorandum, or for the period from March 31, 1998 to such specified date there were any decreases, as compared with the prior comparable period, in the net sales, income before income taxes or net income of the Company, except in all instances for changes, decreases or increases set forth in such letter;

                (iv) they have carried out certain specified procedures (as requested by the Initial Purchasers), not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in the Offering Memorandum, and have compared such amounts, percentages and financial information with such records of the Company or with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation; and

                (v) on the basis of a reading of the unaudited pro forma consolidated condensed financial statements included in the Registration Statement and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (v), inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

        In the event that the letter referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligation of the Initial Purchasers that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Initial Purchasers deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Initial Purchasers, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Offering Memorandum, as amended as of the date hereof.

        Reference to the Offering Memorandum in this paragraph (f) with respect to the letter referred to above shall include any amendment or supplement thereto at the date of such letter.

               (g) The Initial Purchasers shall have received from each of Ernst & Young LLP and Coopers & Lybrand L.L.P. a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Initial Purchasers.

               (h) The Initial Purchasers shall have received a certificate, dated the Firm Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company, on behalf of the Company, to the effect that:

                (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Offering Memorandum, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date; and

                (ii) subsequent to the respective dates as of which information is given in the Offering Memorandum, neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

               (i) The Initial Purchasers shall have received from each person who is a director or executive officer of the Company an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Prudential Securities Incorporated, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any Common Stock or any securities convertible into, or exchangeable or exercisable for, Common Stock for a period of 90 days after the date of this Agreement.

               (j) On or before the Firm Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

               (k) The Securities shall have been approved by the National Association of Securities Dealers, Inc. for trading in the PORTAL market, subject to the issuance of the Securities.

               (l) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been executed and delivered by the Company and duly authenticated by the Trustee.

               (m) The Registration Agreement shall have been executed and delivered by the Company.

        All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchasers and counsel for the Initial Purchasers shall reasonably request.

        The obligation of the Initial Purchasers to purchase and pay for any Option Securities shall be subject, in its discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

8.      Indemnification and Contribution.

               (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                (i) any untrue statement or alleged untrue statement made by the Company in Section 2 of this Agreement,

                (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Offering Memorandum or the Preliminary Offering Memorandum or any amendment or supplement thereto,
        (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with or any securities association or securities exchange (each an "Application"), or (C) any Additional Company Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(c),

                (iii) the omission or alleged omission to state in the Offering Memorandum or the Preliminary Offering Memorandum or any amendment or supplement thereto, any Application or any Additional Company Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(c), a material fact required to be stated therein or necessary to make the statements therein not misleading or

                (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including, without limitation, slides, videos, films and tape recordings, and will reimburse, as incurred, each Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Memorandum or Preliminary Offering Memorandum or any Application in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser specifically for use therein; and provided, further, that the Company will not be liable to any Initial Purchaser or any person controlling such Initial Purchaser with respect to any such untrue statement or omission made in any Preliminary Offering Memorandum that is corrected in the Offering Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Initial Purchaser but was not sent or given a copy of the Offering Memorandum (as amended or supplemented) at or prior to the written confirmation such Securities to such person in any case where such delivery of the Offering Memorandum (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the Offering Memorandum (as amended or supplemented) was a result of noncompliance by the Company with
Section 5(c) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Initial Purchasers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Initial Purchaser or any person who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all the Initial Purchasers and such directors, officers, employees, agents or controlling persons from all liability arising out of such claim, action, suit or proceeding.

               (b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee or agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum or the Preliminary Offering Memorandum or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Offering Memorandum or the Preliminary Offering Memorandum or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Initial Purchaser may otherwise have.

               (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

               (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) that by the terms of the preceding paragraphs of this Section 8 could otherwise be the subject of an indemnity claim, each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) that by the terms of the preceding paragraphs of this Section 8 could otherwise be the subject of an indemnity claim, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph
(d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total offering price of the Securities purchased by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute hereunder are several in proportion to their respective purchase obligations and not joint. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

9.      Default of Initial Purchasers.

        If one or more Initial Purchasers default in their obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Initial Purchasers at such time hereunder, the other Initial Purchasers may make arrangements satisfactory to the Representatives for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Initial Purchasers), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Initial Purchasers shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase. If one or more Initial Purchasers so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Initial Purchasers at such time hereunder, and if arrangements satisfactory to the Initial Purchasers are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Initial Purchasers) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company other than as provided in
Section 10 hereof. In the event of any default by one or more Initial Purchasers as described in this Section 9, the Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 9. Nothing herein shall relieve any defaulting Initial Purchaser from liability for its default.

10.     Survival.

        The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the several Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Initial Purchaser or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

11.     Termination.

               (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Option Closing Date, respectively,

                (i) the Company or any of its subsidiaries shall have, in the sole judgment of the Initial Purchasers, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto);

                (ii) trading in the Common Stock shall have been suspended by the Nasdaq National Market;

                (iii) securities trading generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market system;

                (iv) a banking moratorium shall have been declared by New York authorities; or

                (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the United States financial markets that, in the sole judgment of the Initial Purchasers, makes it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Offering Memorandum, as amended as of the date hereof.

               (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

12.     Information Supplied by Initial Purchasers.

        The statements set forth in the last paragraph on the front cover page and under the heading "Plan of Distribution" in any Preliminary Offering Memorandum or the Offering Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 1(a) and 8 hereof. The Initial Purchasers confirm that such statements (to such extent) are correct.

13.     Notices.

        All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Prudential Securities Incorporated, One New York Plaza, New York, New York 10292, Attention: Equity Transactions Group; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at MRV Communications, Inc., 8943 Fullbright Avenue, Chatsworth, California 91311,
Attention: Noam Lotan, President (or, in each case, to such other address as may be hereafter notified by the respective parties hereto in accordance herewith).


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
14.     Successors.

        This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers shall be deemed a successor because of such purchase.

15.     Applicable Law.

        The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

16.     Consent to Jurisdiction and Service of Process.

        All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement, the Company accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non convenience and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall limit the right of the Initial Purchasers to bring proceedings against the Company in the courts of any other jurisdiction.

17.     Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and the Initial Purchasers.

                                    Very truly yours,

                                    MRV COMMUNICATIONS, INC.


                                    By: /s/ Noam Lotan
                                       -------------------------------
                                         Name: Noam Lotan
                                         Title: President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

PRUDENTIAL SECURITIES INCORPORATED
BEAR, STEARNS & CO. INC.

By: PRUDENTIAL SECURITIES INCORPORATED


By:  /s/ Jean-Claude Canfin
   -------------------------------
   Name:  Jean-Claude Canfin
   Title: Managing Director

                                   SCHEDULE 1

                               INITIAL PURCHASERS


                                                                           PRINCIPAL AMOUNT
                                                                         OF FIRM SECURITIES TO
                    INITIAL PURCHASERS                                        BE PURCHASED
                                                                         ---------------------
     Prudential Securities Incorporated................................   $     70,000,000
     Bear, Stearns & Co. Inc...........................................         30,000,000
                                                                          ----------------
       Total...........................................................   $    100,000,000
                                                                          ================